(d)(23)(v)

AMENDED SCHEDULE A

to the

AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

ING MUTUAL FUNDS

OPERATING EXPENSE LIMITS

	Maximum Operating Expense Limit (as a percentage of average net assets) Class
Name of Fund(1)	A	B	C	I	O	R	W
ING Diversified International Fund(2)	0.50%	1.25%	1.25%	0.25%	0.50%	0.75%	0.25%
Term Expires March 1, 2010
Term for Class O Shares and Class W Shares Expires March 1, 2011

Total Expense Limit including expenses of the underlying investment companies	1.65%	2.40%	2.40%	1.40%	1.65%	1.90%	1.40%

ING Emerging Countries Fund	2.25%	2.90%	2.90%	1.75%	N/A	N/A	1.90%
Initial Term Expires March 1, 2006

(1)          This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

(2)          The operating expense limits apply only at the Fund level and do not limit the fees payable by the underlying investment companies in which the Funds invest.

(3)          Class R Shares of ING Global Bond Fund and ING Global Real Estate fund effective August 4, 2011.  The Initial Term for Class R Shares of ING Global Bond Fund and ING Global Real Estate Fund expires March 1, 2012.

(4)          Class W Shares of ING Index Plus International Equity Fund and ING Russia Fund effective August 4, 2011.  The Initial Term for Class W Shares of ING Index Plus International Equity Fund and ING Russia Fund expires March 1, 2012.

	Maximum Operating Expense Limit (as a percentage of average net assets) Class
Name of Fund(1)	A	B	C	I	O	R	W
ING Global Bond Fund(3)	0.90%	1.65%	1.65%	0.61%	0.90%	1.15%	0.65%
Initial Term Expires March 1, 2008
Initial Term for Class O Shares
Expires March 1, 2010
Initial Term for Class W Shares
Expires March 1, 2011
Initial Term for Class R Shares Expires March 1, 2012

ING Global Natural Resources Fund	2.00%	N/A	N/A	1.75%	N/A	N/A	1.75%
Initial Term Expires March 1, 2011

ING Global Opportunities Fund (formerly, ING Foreign Fund)	1.50%	2.25%	2.25%	1.15%	N/A	N/A	1.25%
Initial Term Expires March 1, 2012

ING Global Real Estate Fund(3)	1.75%	2.50%	2.50%	1.50%	1.75%	2.00%	1.50%
Initial Term Expires March 1, 2007
Initial Term for Class R Shares Expires March 1, 2012

ING Index Plus International Equity Fund(4)	1.15%	1.90%	1.90%	0.90%	1.15%	N/A	0.90%
Term Expires March 1, 2011
Initial Term for Class W Shares Expires March 1, 2012

(1)          This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

(2)          The operating expense limits apply only at the Fund level and do not limit the fees payable by the underlying investment companies in which the Funds invest.

(3)          Class R Shares of ING Global Bond Fund and ING Global Real Estate fund effective August 4, 2011.  The Initial Term for Class R Shares of ING Global Bond Fund and ING Global Real Estate Fund expires March 1, 2012.

(4)         Class W Shares of ING Index Plus International Equity Fund and ING Russia Fund effective August 4, 2011.  The Initial Term for Class W Shares of ING Index Plus International Equity Fund and ING Russia Fund expires March 1, 2012.

	Maximum Operating Expense Limit (as a percentage of average net assets) Class
Name of Fund(1)	A	B	C	I	O	R	W
ING International Capital Appreciation Fund	1.50%	2.25%	2.25%	1.25%	N/A	N/A	1.25%
Initial Term Expires March 1, 2011

ING International Core Fund	N/A	N/A	N/A	0.95%	N/A	N/A	N/A
Initial Term Expires March 1, 2012

ING International Growth Fund	N/A	N/A	N/A	0.99%	N/A	N/A	N/A
Initial Term Expires March 1, 2012

ING International SmallCap Multi-Manager Fund	1.95%	2.60%	2.60%	1.40%	1.85%	N/A	1.60%
Initial Term Expires March 1, 2006
Initial Term for Class O Shares Expires March 1, 2010

ING International Value Choice Fund	1.70%	2.45%	2.45%	1.45%	N/A	N/A	1.45%
Initial Term Expires March 1, 2006
Initial Term for Class W Shares Expires March 1, 2010

(1)          This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

(2)          The operating expense limits apply only at the Fund level and do not limit the fees payable by the underlying investment companies in which the Funds invest.

(3)          Class R Shares of ING Global Bond Fund and ING Global Real Estate fund effective August 4, 2011.  The Initial Term for Class R Shares of ING Global Bond Fund and ING Global Real Estate Fund expires March 1, 2012.

(4)          Class W Shares of ING Index Plus International Equity Fund and ING Russia Fund effective August 4, 2011.  The Initial Term for Class W Shares of ING Index Plus International Equity Fund and ING Russia Fund expires March 1, 2012.

	Maximum Operating Expense Limit (as a percentage of average net assets) Class
Name of Fund(1)	A	B	C	I	O	R	W
ING Russia Fund(4)	2.75%	N/A	N/A	2.50%	N/A	N/A	2.50%
Initial Term Expires March 1, 2006
Initial Term for Class A and Class I Shares Expires March 1, 2011
Initial Term for Class W Shares Expires March 1, 2012

/s/ HE
HE
Date Last Amended: August 4, 2011

(1)          This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

(2)          The operating expense limits apply only at the Fund level and do not limit the fees payable by the underlying investment companies in which the Funds invest.

(3)          Class R Shares of ING Global Bond Fund and ING Global Real Estate fund effective August 4, 2011.  The Initial Term for Class R Shares of ING Global Bond Fund and ING Global Real Estate Fund expires March 1, 2012.

(4)          Class W Shares of ING Index Plus International Equity Fund and ING Russia Fund effective August 4, 2011.  The Initial Term for Class W Shares of ING Index Plus International Equity Fund and ING Russia Fund expires March 1, 2012.